Exhibit 99.1

HEALTHCARE SERVICES GROUP, INC. REPORTS RESULTS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2013 &
INCREASES THIRD QUARTER 2013 CASH DIVIDEND

Bensalem, PA — October 8, 2013 — Healthcare Services Group, Inc. (NASDAQ:HCSG) reported that revenues for the three months ended September 30, 2013 increased approximately 10% to $298,549,000 compared to $272,681,000 for the same 2012 period. Net income for the three months ended September 30, 2013 increased approximately 20% to $13,790,000 or $0.20 per basic and per diluted common share, compared to the three months ended September 30, 2012 net income of $11,517,000 or $0.17 per basic and per diluted common share.

Revenues for the nine months ended September 30, 2013 increased approximately 6% to $846,057,000 compared to $800,396,000 for the same 2012 period. Net income for the nine months ended September 30, 2013 increased approximately 33% to $41,677,000 or $0.60 per basic and per diluted common share, compared to the nine months ended September 30, 2012 net income of $31,416,000 or $0.47 per basic and $0.46 per diluted common share.

Additionally, on October 8, 2013, our Board of Directors declared a quarterly cash dividend of $0.17 per common share, payable on December 20, 2013 to shareholders of record at the close of business on November 15, 2013. This represents the 42nd consecutive quarterly cash dividend payment, as well as the 41st consecutive increase since our initiation of quarterly cash dividends in 2003.

The Company will host a conference call on Wednesday, October 9, 2013 at 8:30 a.m. Eastern Time to discuss its results for the three and nine months ended September 30, 2013. The call may be accessed via phone at 800-893-5360. The call will be simultaneously webcast under the "Events & Presentations" section of the investor relations page on our website, www.hcsg.com. A replay of the webcast will also be available on our website through approximately 10:00 p.m. Eastern Time on Wednesday, October 9, 2013.

The Company also announced that it will participate in the Stephens 2013 Fall Investment Conference on November 12th at The New York Palace Hotel in New York City.

Cautionary Statement Regarding Forward-Looking Statements

This release and any schedules incorporated by reference into it may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, which are not historical facts but rather are based on current expectations, estimates and projections about our business and industry, our beliefs and assumptions. Words such as “believes,” “anticipates,” “plans,” “expects,” “will,” “goal,” and similar expressions are intended to identify forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation by us that any of our plans will be achieved. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Such forward-looking information is also subject to various risks and uncertainties. Such risks and uncertainties include, but are not limited to, risks arising from our providing services exclusively to the health care industry, primarily providers of long-term care; credit and collection risks associated with this industry; from having several significant clients who each individually contributed at least 3% to 7% of our total consolidated revenues for the three and nine months ended September 30, 2013; risks associated with our acquisition of Platinum Health Services, LLC; our claims experience related to workers' compensation and general liability insurance; the effects of changes in, or interpretations of laws and regulations governing the industry, our workforce and services provided, including state and local regulations pertaining to the taxability of our services; and the risk factors described in our Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2012 in Part I thereof under ''Government Regulation of Clients,” ''Competition'' and ''Service Agreements/Collections,” and under Item IA “Risk Factors”. Many of our clients' revenues are highly contingent on Medicare and Medicaid reimbursement funding rates, which Congress and related agencies have affected through the enactment of a number of major laws and regulations during the past decade, including the March 2010 enactment of the Patient Protection and Affordable Care Act and the Health Care and Education Reconciliation Act of 2010. On July 29, 2011, the United States Center for Medicare Services issued final rulings which, among other things, reduced Medicare payments to nursing centers by 11.1% and changed the reimbursement for the provision of group rehabilitation therapy services to Medicare beneficiaries. In January 2013, the U.S. Congress enacted the American Taxpayer Relief Act of 2012, which delayed automatic spending cuts of $1.2 trillion, including reduced Medicare payments to plans and providers up to 2%. These discretionary spending caps were originally enacted under provisions in the Budget Control Act of 2011, an initiative to reduce the federal deficit through the year 2021, also known as “sequestration.” The sequestration went into effect starting March 2013. Currently, the U.S. Congress is considering further changes or revising legislation relating to health care in the United States which, among other initiatives, may impose cost containment measures impacting our clients. These laws and proposed laws and forthcoming regulations have significantly altered, or threaten to significantly alter, overall government reimbursement funding rates and mechanisms. The overall effect of these laws and trends in the long-term care industry has affected and could adversely affect the liquidity of our clients, resulting in their inability to make payments to us on agreed-upon payment terms. These factors, in addition to delays in payments from clients, have resulted in, and could continue to result in, significant additional bad debts in the near future. Additionally, our operating results would be adversely affected if unexpected increases in the costs of labor and labor-related costs, materials, supplies and equipment used in performing services could not be passed on to our clients.

In addition, we believe that to improve our financial performance we must continue to obtain service agreements with new clients, provide new services to existing clients, achieve modest price increases on current service agreements with existing clients and maintain internal cost reduction strategies at our various operational levels. Furthermore, we believe that our ability to sustain the internal development of managerial personnel is an important factor impacting future operating results and successfully executing projected growth strategies.

Healthcare Services Group, Inc. is the largest national provider of professional housekeeping, laundry and dietary services to long-term care and related health care facilities.

Company Contacts:

Daniel P. McCartney	Theodore Wahl
Chairman and Chief Executive Officer	President and Chief Operating Officer
215-639-4274	215-639-4274

HEALTHCARE SERVICES GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Revenues	$298,549,000	$272,681,000	$846,057,000	$800,396,000
Operating costs and expenses:
Cost of services provided	255,964,000	234,281,000	725,757,000	691,982,000
Selling, general and administrative	22,576,000	20,789,000	62,729,000	60,295,000
Income from operations	20,009,000	17,611,000	57,571,000	48,119,000
Other income:
Investment and interest	1,184,000	962,000	2,437,000	2,520,000
Income before income taxes	21,193,000	18,573,000	60,008,000	50,639,000
Income taxes	7,403,000	7,056,000	18,331,000	19,223,000

Net income	$13,790,000	$11,517,000	$41,677,000	$31,416,000

Basic earnings per common share	$0.20	$0.17	$0.60	$0.47

Diluted earnings per common share	$0.20	$0.17	$0.60	$0.46

Cash dividends per common share	$0.17	$0.16	$0.50	$0.49

Basic weighted average number of common shares outstanding	69,706,000	67,651,000	68,926,000	67,344,000

Diluted weighted average number of common shares outstanding	70,531,000	68,635,000	69,758,000	68,316,000

HEALTHCARE SERVICES GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30, 2013	December 31, 2012
Cash and cash equivalents	$50,559,000	$68,949,000
Marketable securities, at fair value	11,562,000	21,322,000
Accounts and notes receivable, net	184,637,000	140,218,000
Other current assets	40,897,000	37,357,000
Total current assets	287,655,000	267,846,000

Property and equipment, net	11,242,000	10,272,000
Notes receivable - long term, net	2,581,000	1,823,000
Goodwill	40,183,000	16,955,000
Other intangible assets, net	24,120,000	5,203,000
Deferred compensation funding	21,239,000	17,831,000
Other assets	13,194,000	11,253,000

Total Assets	$400,214,000	$331,183,000

Accrued insurance claims - current	$7,372,000	$6,850,000
Other current liabilities	65,102,000	60,814,000
Total current liabilities	72,474,000	67,664,000

Accrued insurance claims - long term	17,201,000	15,712,000
Deferred compensation liability	21,668,000	18,237,000
Stockholders' equity	288,871,000	229,570,000

Total Liabilities and Stockholders' Equity	$400,214,000	$331,183,000

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